IDEAYA Biosciences, Inc. Reports Third Quarter 2024 Financial Results

and Provides Business Update

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Enrollment in darovasertib + crizotinib 1L HLA-A2+ MUM potential Ph2/3 registration-enabling trial is ahead of schedule and has exceeded 150 patients
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Successful FDA Type C meeting and targeting initiation of Ph3 registration-enabling trial for darovasertib in neoadjuvant UM in H1 2025; Phase 2 neoadjuvant update with ~49% with >30% ocular tumor shrinkage & ~61% eyes preserved, and over 75 patients enrolled
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ENA 2024: Late-breaker oral presentation of IDE397 in MTAP-deletion UC and NSCLC with confirmed ORR by RECIST 1.1 of 40%, 38%, and 22%, in UC, SqNSCLC, and AdenoNSCLC, respectively; co-published IDE397 + AMG 193 preclinical combo data in MTAP-deletion
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IDE397 + AMG 193 combination study ongoing in MTAP-deletion solid tumors, and targeting expansion in MTAP-deletion NSCLC in late 2024 to early 2025
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Targeting expansion of Phase 1/2 study of IDE397 in combination with Trodelvy® in MTAP-deletion UC in Q4 2024, and PR reported at ENA 2024 has confirmed by RECIST 1.1
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Targeting Phase 1/2 expansion for IDE161 and FPI in combination with Merck's anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in MSI-High and MSS EC in Q4 2024
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IDE705 (GSK 101) Pol Theta Helicase Phase 1 dose escalation ongoing in HRD solid tumors
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Received IND clearance for IDE275 (GSK959) Werner Helicase development candidate ($7.0 million milestone) for Phase 1 trial in MSI-High solid tumors
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Targeting Development Candidate nomination for MTAP-deletion, KAT6 pathway and B7H3/PTK7 Topo-Payload Bispecific-ADC programs in Q4 2024
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Targeting Investor R&D Day on Monday, December 16, to highlight IDEAYA’s preclinical and clinical pipeline with leading KOL(s) and Pharma partner(s)
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$1.2 billion of cash, cash equivalents and marketable securities as of September 30, 2024, anticipated to fund operations into at least 2028; Completed an oversubscribed ~$302.4 million follow-on financing in July 2024

South San Francisco, CA, November 4, 2024 – IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update, and announced financial results for the third quarter ended September 30, 2024.

"This was a transformational quarter for IDEAYA, including completion of an oversubscribed ~$302.4 million follow-on financing, a late breaker oral presentation at ENA 2024 for IDE397 in heavily pre-treated MTAP-deletion urothelial and lung cancer patients, and a successful Type C meeting with the FDA to enable a potential registration-enabling trial for darovasertib in neoadjuvant uveal melanoma. Next, we received IND clearance for Werner Helicase inhibitor IDE275 with our partner GSK, representing our fifth potential first-in-class clinical program,”

said Yujiro S. Hata, Chief Executive Officer and Founder, IDEAYA Biosciences. “We continue to execute on our strategic vision to build a leading precision medicine oncology pipeline, and are on track to nominate our 6th, 7th, and 8th development candidate by year-end, including from our B7H3/PTK7 bi-specific topo-ADC, MTAP-deletion, and KAT6 pathway programs. We look forward to highlighting IDEAYA’s potential first-in-class preclinical and clinical programs, and to continue to establish our scientific leadership in precision medicine oncology at our upcoming investor R&D day,” said Michael White, Ph.D., Chief Scientific Officer, IDEAYA Biosciences.

"This past quarter, we made significant progress on the darovasertib program, including being ahead of our enrollment targets for the first-line MUM potential registration-enabling trial, and a successful Type C meeting with the FDA to inform a potentially registration-enabling trial in the neoadjuvant uveal melanoma setting. Next, the clinical data update from ENA 2024, provides further clinical proof-of-concept for IDE397 at the RP2D in MTAP-deletion urothelial and lung cancer. We are excited to advance our broader IDE397 rational combination strategy, including target expansion with AMG 193 in MTAP-deletion NSCLC in late 2024 to early 2025, and target expansion with Trodelvy® (sacituzumab govitecan-hziy), Gilead’s Trop-2 directed antibody-drug conjugate, in MTAP-deletion urothelial cancer in the fourth quarter. Lastly, we are targeting to select a monotherapy expansion dose for IDE161, and achieve FPI in combination with Keytruda in MSI-High and MSS endometrial cancer by year-end,” added Darrin Beaupre, M.D., Ph.D., Chief Medical Officer, IDEAYA Biosciences.

Summary of Q3 and Recent Key Developments

Research and Clinical Development

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Darovasertib in 1L MUM and Neoadjuvant Uveal Melanoma (UM)
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Enrollment in darovasertib + crizotinib 1L HLA-A2+ MUM potential Ph2/3 registration-enabling trial is ahead of schedule and has exceeded 150 patients
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Positive interim Phase 2 results of darovasertib (IDE196) from the company-sponsored and investigator-sponsored trials (IST) were highlighted during an Investor Webcast in September 2024, and over 75 patients have been enrolled in company-sponsored trial.
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Following a successful Type C meeting with the U.S. Food and Drug Administration (FDA), IDEAYA is finalizing the Phase 3 registrational trial protocol and is targeting to initiate its potential registration-enabling trial in the first half of 2025.
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IDE397 in MTAP-Deletion Solid Tumors
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Phase 1 expansion results of IDE397 in 27 evaluable MTAP-deletion urothelial cancer (UC) and non-small cell lung cancer (NSCLC) patients were presented as a late-breaking oral presentation at the 36th EORTC-NCI-AACR Symposium (ENA 2024) in Barcelona, Spain. Additional preclinical data on the anti-tumor activity by combinatorial inhibition of IDE397 and clinical stage PRMT5 inhibitors AMG 193 and BMS-986504 in MTAP-deleted tumors were included in a poster presentation.

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Reported positive interim data from 18 evaluable MTAP-deletion UC and NSCLC patients and selected the move-forward Phase 2 expansion dose (RP2D) in an Investor Webcast in July 2024.
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Enrollment is ongoing in the IDE397 and AMG 193 Phase 1 dose escalation, and targeting expansion in NSCLC in late 2024 to early 2025.
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Ongoing Phase 1 trial evaluating IDE397 in combination with Trodelvy in MTAP-deletion UC; targeting combination expansion in the fourth quarter of 2024. The PR reported at ENA 2024 has confirmed by RECIST 1.1.
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IDE161 in Tumors with Homologous Recombination Deficiency
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Targeting Phase 1/2 monotherapy expansion for IDE161 PARG inhibitor in priority solid tumor type(s) in the fourth quarter of 2024.
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Targeting first-patient-in for the Phase 1 trial evaluating IDE161, IDEAYA's first-in-class potential PARG inhibitor, in combination with Merck's (known as MSD outside of the US and Canada) anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in MSI-High and MSS endometrial cancer (EC) in the fourth quarter of 2024.
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Preclinical data on IDE161 and antibody drug conjugate (ADC) combination rationale presented as a poster at ENA 2024.
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Received FDA IND clearance for IDE275 (GSK959), a potential first-in-class and best-in-class Werner Helicase inhibitor, for a Phase 1 trial in high microsatellite instability (MSI-High) tumors and earned a $7.0 million milestone from GSK.
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Targeting Development Candidate nomination for MTAP-deletion, KAT6 pathway and B7H3/PTK7 Topo-Payload Bispecific-ADC programs in the fourth quarter of 2024.
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IDEAYA is targeting to host a Virtual Investor R&D Day on Monday, December 16, 2024, to highlight IDEAYA’s potential first-in-class preclinical and clinical pipeline with management, leading Key Opinion Leader(s) (KOLs), and Pharma partner(s).

Corporate Development

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Raised gross proceeds of approximately $302.4 million in July 2024 through public offering, generating net proceeds of approximately $283.8 million.
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Appointed Douglas B. Snyder as Senior Vice President, General Counsel. Mr. Snyder brings over 25 years of legal experience with leading healthcare organizations, including GW Pharmaceuticals, Actelion Pharmaceuticals, Eisai, GSK, and the U.S. FDA.

Clinical Programs and Upcoming Milestones

Darovasertib (IDE196) Program in Tumors with GNAQ or GNA11 Mutations

Darovasertib is a potent and selective protein kinase C (PKC) inhibitor being developed to broadly address primary and metastatic UM. Darovasertib is currently being evaluated in four ongoing clinical trials. The darovasertib and crizotinib combination in MUM has FDA Fast Track designation:

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IDE196-002 (NCT05987332) is a Phase 2/3 potentially registration-enabling clinical trial of darovasertib + crizotinib in first-line human leukocyte antigens (HLA)-A2*02:01 negative (-) MUM. Over 150 patients enrolled as of October 31, 2024.

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IDE196-001 (NCT03947385) is a Phase 1/2 clinical trial of darovasertib + crizotinib in which we are planning to enroll additional HLA-A2*02:01 positive (+) patients.
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Phase 2 trials of darovasertib as neoadjuvant / adjuvant therapy in primary UM:
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IDE196-009 (NCT05907954) is a company-sponsored Phase 2 trial evaluating darovasertib as neoadjuvant treatment of UM prior to primary interventional treatment of enucleation or radiation therapy, and as adjuvant therapy following the primary treatment. Over 75 patients enrolled as of October 31, 2024.
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NADOM (NCT05187884) is a Phase 2 neoadjuvant / adjuvant trial of darovasertib in ocular melanoma. This is an IST led by Anthony Joshua, MBBS, PhD, FRACP, Head Department of Medical Oncology, Kinghorn Cancer Centre, St. Vincent's Hospital in Sydney with additional participating sites in Melbourne, Australia.
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Positive interim efficacy data from both the company-sponsored and the IST trials were highlighted during an Investor webcast in September 2024:
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31 enucleation and 18 plaque brachytherapy evaluable UM patients treated with darovasertib neoadjuvant therapy in Phase 2 company-sponsored and IST trials.
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~59% (29 of 49) of patients with >20% ocular tumor shrinkage by product of diameters.
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~49% (24 of 49) of patients with >30% ocular tumor shrinkage by product of diameters.
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~61% (19 of 31) eye preservation rate observed.
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Evidence of predicted visual preservation observed by reducing the amount of radiation associated with plaque brachytherapy.
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Manageable AE profile observed from Phase 2 company-sponsored trial (n=38), including 11% grade 3 or higher AEs, and 5% serious AE rate. The discontinuation rate observed was 3%. The most common AEs observed included diarrhea, nausea, vomiting and fatigue.
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IDEAYA had a successful Type C meeting with the FDA to discuss the clinical trial design for a registration-enabling Phase 3 trial in neoadjuvant UM patients. The planned trial aims to enroll approximately 400 patients in two cohorts: cohort 1 of plaque brachytherapy eligible UM patients, and cohort 2 of enucleation eligible UM patients. Cohort 1 will be randomized to darovasertib followed by plaque brachytherapy versus plaque brachytherapy alone, and cohort 2 will be randomized with or without darovasertib as neoadjuvant therapy. The primary endpoint of the trial is planned to be time to vision loss and eye preservation rate for cohort 1 and 2, respectively. The secondary endpoint for the trial is no detriment to Event-Free-Survival (EFS). Discussions with the FDA are ongoing regarding surrogate and composite endpoints to support earlier approval scenarios. IDEAYA is currently finalizing the trial protocol and is targeting to initiate the potential Phase 3 registration-enabling study in the first half of 2025.

IDE397 Program in Tumors with MTAP Deletion

IDE397 is a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2 alpha (MAT2A) in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion. IDEAYA continues to evaluate IDE397 in two trials in select monotherapy indications and in high conviction clinical combinations:

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IDE397-001 (NCT04794699) is a Phase 1/2 treatment study with a monotherapy expansion in MTAP-deletion UC and NSCLC. The estimated U.S. MTAP-deletion annual incidence in UC and NSCLC is approximately 48,000 patients.
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Encouraging clinical activity at the 30 mg once-a-day Phase 2 monotherapy expansion dose was observed in the Phase 1 clinical trial evaluating IDE397 in heavily pre-treated MTAP-deletion UC and NSCLC patients presented at ENA 2024 in October 2024. The patients evaluated had a median of two to three prior lines-of-therapy, ranging from one to seven. The reported Phase 1 clinical expansion data was based on 27 evaluable MTAP-deletion patients, including 10 UC, nine adenocarcinoma (Adeno) NSCLC, and eight squamous (Sq) NSCLC patients at the expansion dose of 30 mg once-a-day of IDE397 :
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~33% Overall Response Rate (ORR). One complete response (CR) and eight partial responses (PRs) by RECIST 1.1 evaluation out of 27 evaluable patients. Nine of nine responses have been confirmed by RECIST 1.1, including four UC patients, of which one was a CR, three squamous NSCLC patients, and two adenocarcinoma NSCLC patients. Two patients confirmed after the data cutoff date. In the earlier reported July 8, 2024, IDE397 webcast program update, five confirmed responses were reported out of 18 evaluable MTAP-deletion UC and NSCLC patients by RECIST 1.1. There were zero non-evaluable patients reported as of the data analysis.
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Confirmed ORR% by RECIST 1.1 by Solid Tumor Type: MTAP-deletion UC = 40% (4 of 10) confirmed ORR%; MTAP-deletion squamous NSCLC = ~38% (3 of 8) confirmed ORR%; MTAP-deletion adenocarcinoma NSCLC = ~22% (2 of 9) confirmed ORR%.
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Multiple confirmed partial responses by RECIST 1.1 harbor genetic co-alterations, including MTAP-deletion and KRAS G12D mutation in NSCLC, and MTAP-deletion and FGFR-TACC3 fusion in UC.
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~93% Disease Control Rate (DCR). One CR, eight PRs, and 16 stable disease (SD) by RECIST 1.1 evaluation out of 27 evaluable patients.
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Preliminary durability assessment: 15 of 27 patients still on treatment. Seven of nine RECIST 1.1 responses remain on treatment. Median duration of treatment (DOT) has not been reached and is greater than 6.2 months and median time to response (TTR) is ~2.7 months. The median duration of response and median progression free survival data is still immature. Three UC patients on treatment greater than 250 days, four squamous NSCLC patients on treatment greater than 200 days, and three adenocarcinoma NSCLC patients on treatment greater than 200 days
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~81% circulating tumor DNA (ctDNA) Molecular Response Rate (MRR). 17 of 21 patients with 50% or greater ctDNA reduction, and ~33% (7 of 21) with deep 90% or greater ctDNA reduction. All MRs (17 of 17) were rapid occurring at the first ctDNA sample analysis. There were several quality control failures of patient samples that led to unavailability for MR analysis
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Favorable adverse event (AE) profile. Approximately 18% grade 3 or higher drug-related AEs and no drug-related serious adverse events (SAEs) observed at the IDE397 30mg once-a-day expansion dose. No drug-related AEs leading to discontinuations were observed. We anticipate that the favorable AE profile and dosing convenience of a 30 mg once-a-day tablet has the potential to enable long-term dosing and combination development, including with MTA-cooperative PRMT5 inhibitors and topoisomerase payload antibody drug conjugates (ADCs)
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Over 35 global clinical trial sites activated in the U.S., Canada, Europe and Asia Pasic to enable rapid enrollment.
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Targeting development of IDE397 registrational plan in MTAP-deletion solid tumors in 2025.
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Phase 1/2 trial of IDE397 and AMG 193 in MTAP-Deletion NSCLC (Amgen-sponsored study, NCT05975073)
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Preclinical poster presentation on the antitumor activity by combinatorial inhibition of MAT2A and PRMT5 in MTAP-deleted tumors presented at ENA 2024.
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Enrollment is ongoing in the IDE397 and AMG193 Phase 1 dose escalation. Targeting expansion in NSCLC in late 2024 to early 2025.
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Phase 1 trial of IDE397 and Trodelvy in MTAP-deletion UC (IDEAYA-sponsored, NCT04794699) evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics and efficacy is ongoing.
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Reported the first preliminary clinical case study of the IDE397 and Trodelvy combination in MTAP-deletion UC at ENA 2024, including a PR by RECIST 1.1 in a patient case report with a genetic co-alteration of MTAP-deletion and a FGFR3-TACC3 fusion, and rapid and deep first-evaluation molecular responses with ctDNA reduction of greater than 95% observed. The PR reported at ENA 2024 has now confirmed by RECIST 1.1.
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Targeting to initiate the IDE397 and Trodelvy Phase 1/2 combination expansion in MTAP-deletion UC in Q4 2024.
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Pursuant to the clinical study collaboration and supply agreement, IDEAYA and Gilead retain the commercial rights to their respective compounds, including with respect to use as a monotherapy or combination agent. IDEAYA is the study sponsor and Gilead will provide the supply of Trodelvy to IDEAYA.
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IDE397 monotherapy or in combination with Trodelvy has not been approved by any regulatory agency and the efficacy and safety of this combination has not been established.

IDE161 Program in Tumors with Homologous Recombination Deficiency

IDE161 is a potential first-in-class inhibitor of poly(ADP-ribose) glycohydrolase (PARG), a novel, mechanistically distinct target in the same clinically validated biological pathway as poly(ADP-ribose) polymerase (PARP). IDE161 received two FDA Fast Track designations in platinum-resistant advanced or metastatic ovarian cancer patients having tumors with BRCA1/2 mutations, and in pretreated advanced or metastatic HR+, Her2-, BRACA1/2 mutant breast cancer.

IDE161 is currently being evaluated in IDE161-001 (NCT05787587), a Phase 1 trial of IDE161 monotherapy in solid tumors with homologous recombination deficiency (HRD) and in the planned combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) in microsatellite instability high (MSI-High) and microsatellite stable (MSS) endometrial cancer. Selection of an initial Phase 1/2 IDE161 monotherapy expansion dose in priority solid tumors type(s) is targeted in the fourth quarter of 2024. Separately, a first-patient-in for IDE161 in combination with KEYTRUDA is targeted in the fourth quarter of 2024. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

In addition, preclinical results on IDE161 and ADC combination rationale were presented as a poster at ENA 2024.

GSK-Partnered Programs

IDE705 (GSK101) Program in Tumors with HRD

IDE705 (GSK101) is a potential first-in-class small molecule inhibitor of Pol Theta Helicase being developed as a combination treatment with niraparib for advanced solid tumors with HRD. The dose escalation portion of the GSK-sponsored Phase 1/2 clinical trial to evaluate GSK101 in combination with niraparib, the GSK small molecule inhibitor of PARP, for patients having solid tumors with BRCA or other HR mutations, or with HRD is currently ongoing.

Upon initiation of the Phase 1 dose expansion, IDEAYA will be eligible to receive a $10.0 million milestone payment, with the collaboration having potential further aggregate later-stage development and regulatory milestones of up to $465.0 million. GSK is responsible for all research and development costs for the program. Upon commercialization, IDEAYA will be eligible to receive up to $475 million of commercial milestones, and tiered royalties on global net sales of GSK101 – ranging from high single-digit to sub-teen double-digit percentages, subject to certain customary reductions.

IDE275 (GSK959) Program in Tumors with MSI-High
IDE275 (GSK959) is a potential first-in-class Werner helicase inhibitor that received FDA IND clearance for a Phase 1 trial in October 2024. The GSK-sponsored Phase 1 trial will evaluate IDE275 (GSK959) in patients having MSI-High tumors, as a monotherapy and in combination with a PD-1 inhibitor.

IDEAYA earned a $7 million milestone payment for the IND clearance and has the potential to earn up to an additional $10.0 million upon initiation of Phase 1 clinical dose expansion. In addition, IDEAYA is entitled to receive up to $465.0 million in further later-stage development and regulatory milestones. GSK is responsible for 80% of global research and development costs and IDEAYA is responsible for 20% of such costs. Upon commercialization, IDEAYA will be eligible to receive up to $475 million of commercial milestones, 50% of U.S. net profits and tiered royalties on global non-U.S. net sales of the Werner Helicase inhibitor development candidate (DC) – ranging from high single-digit to sub-teen double-digit percentages, subject to certain customary reductions.

B7H3/PTK7 Topo-Payload BsADC Program

IDEAYA entered into an option and license agreement for a potential first-in-class B7H3/PTK7 Topo-Payload BsADC program with Biocytogen in July 2024. The agreement grants IDEAYA an option for an exclusive worldwide license from Biocytogen for a potential first-in-class B7H3/PTK7 Topo-Payload BsADC program. B7H3/PTK7 has been found to be co-expressed in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers, among others. Based on preclinical data, the potential first-in-class B7H3/PTK7 Topo-Payload BsADC program has the potential to be developed as a monotherapy agent and used in combination with multiple programs in IDEAYA's pipeline targeting DDR-based therapies, including the PARG inhibitor IDE161. A development candidate nomination for the B7H3/PTK7 Topo-Payload BsADC program is targeted in the fourth quarter of 2024.

Next-Generation Precision Medicine Pipeline Programs

Early preclinical research programs focused on pharmacological inhibition of several new targets for patients with solid tumors characterized by defined biomarkers based on genetic mutations and/or molecular signatures are ongoing. These programs have the potential for discovery and development of first-in-class or best-in-class therapeutics with multiple wholly owned DC nominations targeted in the fourth quarter of 2024, including in MTAP-deletion solid tumors indications to enable a potential wholly-owned clinical combination with IDE397, and separately a DC nomination in the lysine acetyltransferase 6 (KAT6) pathway.

Financial Results

As of September 30, 2024, IDEAYA had cash, cash equivalents and marketable securities totaling $1.2 billion. This compared to cash, cash equivalents and marketable securities of $952.7 million as of June 30, 2024. The increase was primarily attributable to $283.8 million in net proceeds from the underwritten public offering of common stock and pre-funded warrants to purchase common stock in July 2024, partially offset by net cash used in operations.

Research and development (R&D) expenses for the three months ended September 30, 2024 totaled $57.2 million compared to $54.5 million for the three months ended June 30, 2024. The increase was primarily due to clinical trial and outside services expenses.

General and administrative (G&A) expenses for the three months ended September 30, 2024 totaled $9.7 million compared to $10.4 million for the three months ended June 30, 2024. The decrease was primarily due to stock-based compensation expense.

The net loss for the three months ended September 30, 2024 was $51.8 million compared to the net loss of $52.8 million for the three months ended June 30, 2024. Total stock compensation expense for the three months ended September 30, 2024 was $9.2 million compared to $9.7 million for the three months ended June 30, 2024.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA's approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

IDEAYA's updated corporate presentation is available on its website, at its Investor Relations page: https://ir.ideayabio.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the timing, content and venue of clinical program updates, (ii) the timing of expansion of Phase 1/2 trial of IDE397 in combination with Trodelvy® in MTAP-deletion UC, (iii) the timing of expansion of Phase 1 trial of IDE397 in combination with AMG 193 in NSCLC, (iv) the timing of finalization of Phase 3 registration trial protocol and initiation of trial for darovasertib, (v) the timing of a first-patient-in in the IDE161 and KEYTRUDA combination study, (vi) the timing of DC nominations for MTAP-deletion, KAT6 pathway and B7H3/PTK7 Topo-Payload Bispecific-ADC programs, (vii) the timing of designation of next generation development candidates, (viii) the extent to which IDEAYA's existing cash, cash equivalents, and marketable securities will fund its planned operations, (ix) the estimate of patient populations, (x) additional clinical combinations, and (xi) the receipt of development and regulatory milestones. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA's preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA's programs' early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA's ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA's Annual Report on Form 10-K dated February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Andres Ruiz Briseno
SVP, Head of Finance and Investor Relations
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2024	September 30, 2023
	(Unaudited)		(Unaudited)
Collaboration revenue	$-	$-	$-	$19,463
Operating expenses:
Research and development	57,152	54,533	154,490	90,738
General and administrative	9,741	10,394	28,347	21,237
Total operating expenses	66,893	64,927	182,837	111,975
Loss from operations	(66,893)	(64,927)	(182,837)	(92,512)
Interest income and other income, net	15,072	12,155	38,672	13,506
Net loss	(51,821)	(52,772)	(144,165)	(79,006)
Unrealized (losses) gains on marketable securities	5,252	(493)	3,274	2,121
Comprehensive loss	$(46,569)	$(53,265)	$(140,891)	$(76,885)
Net loss per share attributable to common stockholders, basic and diluted	$(0.60)	$(0.68)	$(1.81)	$(1.44)
Weighted-average number of shares outstanding, basic and diluted	86,188,510	77,962,730	79,776,728	54,916,150

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$1,200,157	$632,606
Total assets	1,239,873	649,316
Total liabilities	59,455	28,226
Total liabilities and stockholders' equity	1,239,873	649,316